UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

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XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

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Cayman Islands	1-10809	98-0191089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2006, at a meeting of the Board of Directors (the "Board") of XL Capital Ltd (the "Company"), the Board approved to continue the compensation payable to non-employee members of the Board. The terms of such compensation are set forth in the Company's Annual Proxy Statement dated March 24, 2006, filed on Schedule 14A. At that meeting, the Board also approved a restricted stock award of 1,250 shares to John W. Weiser in connection with his prior service as lead director to preside at executive sessions of non-management Directors of the Company during 2005. This restricted stock grant vests immediately.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed in the Company's Annual Proxy Statement dated March 24, 2006 and filed on Schedule 14A, on April 28, 2006, John W. Weiser retired as a Director of the Company immediately prior to the Company's Annual General Meeting of shareholders. No disagreement between Mr. Weiser and the Company that would require disclosure under Item 5.02(a) of Form 8-K has occurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2006

XL CAPITAL LTD
                                                                                                                      (Registrant)

By:        /s/ Fiona Luck
        Name:  Fiona Luck
        Title:    Executive Vice President,
                     Global Head of Corporate Services &
                     Assistant Secretary